UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                SCHEDULE 14A

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12


                     HARRIS & HARRIS GROUP, INC.
_________________________________________________________________
        (Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14-a-6(i)
       (1) and 0-11.

    1) Title of each class of securities to which transaction applies:

        ___________________________________________________________

    2) Aggregate number of securities to which transaction applies:

       ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ___________________________________________________________


     4) Proposed maximum aggregate value of transaction:

       ___________________________________________________________

     5) Total fee paid:

       ___________________________________________________________

[   ]  Check box if any part of the fee is offset as provided
       by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

      ___________________________________________________________

   2) Form, Schedule or Registration Statement No.:

      ___________________________________________________________

   3) Filing Party:

      ___________________________________________________________

   4) Date Filed:

     ___________________________________________________________






					April 18, 2005



Dear Fellow Shareholder:

	The May 5, 2005 Annual Meeting of Shareholders of Harris & Harris Group, Inc. (the "Company") is just a couple of weeks away. This is a reminder to you that if you have not yet voted your proxy, please do so as soon as possible. Your vote is important to us, and we want to be sure it is received in time to be counted.

      Your Board of Directors unanimously believes that the election of the nominees specified in the previously furnished Proxy Statement as directors is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such nominees.

      Further, your Board of Directors unanimously believes that approving the proposal to authorize the Company to offer long-term rights to purchase shares of the Company's common stock; amending the certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 30,000,000; and approving the seven proposals relating to removing certain investment restrictions that date back to before we became of business development company are in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such proposals.

      Please read about the proposals, including any risks, in the proxy statement. Your vote is very important, no matter how many or how few shares you may own. If you have not yet voted, please follow the simple instructions included on your voting form and vote TODAY by telephone, Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.

      Thank you for your support.

					Sincerely,

					/s/ Charles E. Harris

					Charles E. Harris
					Chairman & CEO